UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (date of earliest event reported): September 23, 2005
TERREMARK WORLDWIDE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12475	84-0873124

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2601 S. Bayshore Drive
Miami, Florida 33133

(Address of principal executive office)
Registrant’s telephone number, including area code: (305) 856-3200
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
     The slides and additional financial information attached as Exhibit 99.1 to this Form 8-K (the “Presentation”) have been included in the annual stockholder meeting presentation of Terremark Worldwide, Inc. (the “Registrant”) held on September 23, 2005. At that time, these materials were also posted to the “Investor Relations” section of the registrant’s website, www.terremark.com. This exhibit is incorporated herein by reference.
     Statements contained in the attached Presentation may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Registrant’s actual results may differ materially from those set forth in the forward-looking statements due to a number of risks, uncertainties and other factors, as discussed in the Registrant’s filings with the SEC. These factors include, without limitation, the Registrant’s ability to obtain funding for its business plans, uncertainty in the demand for the Registrant’s services or products and the Registrant’s ability to manage its growth. The Registrant does not assume any obligation to update these forward-looking statements.
     The information in this report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD. The furnishing of these slides and additional financial information is not intended to, and does not, constitute a determination or admission by the Registrant that the information in the slides is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Registrant.
     The information in this Form 8-K and the Exhibit attached hereto shall be deemed “furnished” and not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any Registrant filing under the Securities Act of 1933, as amended.
Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits
     (c) The following exhibits are being furnished herewith:

Exhibit No.	Description

99.1	Presentation to be given on September 23, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERREMARK WORLDWIDE, INC.
Date: September 23, 2005	By:	/s/ Jose A. Segrera
		Name:	Jose A. Segrera
		Title:	Executive Vice President and Chief Financial Officer

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